As filed with the Securities and Exchange Commission on December 21, 2022

Registration No. 333-[___]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2510	90-0746568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

6565 E. Washington Blvd.

Commerce, CA 90040

(323) 888-9999

(Address of principal executive offices, including zip code)

Thanh H. Lam
President

6565 E. Washington Blvd.

Commerce, CA 90040

(323) 888-9999

(Name address and telephone number of agent for service)

Copies to:

Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Tel: (202) 724-6848 Fax: (202) 778-6460	Jeffrey P. Wofford, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated December 21, 2022

Up to $5,000,000

Up to [____] Shares of Common Stock
and
Accompanying Common Warrants to Purchase up to [____] Shares of Common Stock

Pre-Funded Warrants to Purchase Up to [____] Shares of Common Stock

Shares of Common Stock underlying the Prefunded Warrants and Common Warrants

We are offering [_____] shares of common stock, together with warrants to purchase [_____] shares of common stock, which we refer to as “common warrants,” at an assumed combined public offering price of $[____] per share and common warrant, which is equal to the last reported sale price per share of our common stock on The Nasdaq Capital Market, on December [__], 2022 (and the shares issuable from time to time upon exercise of the common warrants) pursuant to this prospectus. The shares of common stock and common warrants will be separately issued, but the shares of common stock and common warrants will be issued to purchasers in the ratio of one-to-one. Each common warrant will have an exercise price of $[___] per share, will be exercisable upon issuance and will expire five years from the date of issuance.

We are also offering up to [____] pre-funded warrants to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The assumed public offering price of each pre-funded warrant is equal to the assumed combined public offering price per share and common warrant, minus $0.001. Each pre-funded warrant is exercisable for one share of our common stock at an exercise price of $0.001 per share. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. Each purchaser of a pre-funded warrant will also receive one common warrant for each pre-funded warrant purchased.

There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

We have engaged Dawson James Securities, Inc., or “Dawson James”, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock, warrants and pre-funded warrants offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 20 of this prospectus for more information regarding these arrangements. This offering will end no later than three trading days from the date of this prospectus.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the Holding Foreign Companies Accountable Act (HFCAA). Such amendments require certain public reporting companies to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company the PCAOB reported that it was unable to inspect or investigate our former auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 10-K for year ended December 31, 2021 and which is located in Hong Kong. On April 21, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. That provisional identification became final on May 12, 2022. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. If the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of our shares on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, as previously disclosed in the Company’s Annual Report on Form 10-K for year ended December 31, 2021, becomes law, such a prohibition could take effect as early as 2023. On October 7, 2022, the Company terminated its engagement with Centurion ZD CPA & Co. and engaged WWC, P.C. (“WWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. WWC is located in the United States and has not been identified by the PCAOB as a firm that the PCAOB is unable to fully inspect and investigate.

Our shares are currently traded on the Nasdaq Stock Market under the symbol “NVFY”. On December 9, 2022, the closing price for our shares on Nasdaq was US$0.48 per share.

All share, common warrant, and pre-funded warrant numbers are based on an assumed public offering price of $[__] per share or pre-funded warrant, as applicable, which is equal to the last reported sale price per share of our common stock on The Nasdaq Capital Market, on December [__], 2022. The actual public offering price per share and common warrant and the actual public offering price per pre-funded warrant and common warrant will be determined between us, the placement agent and the investors based on market conditions at the time of pricing and may be at a discount to the current market price of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and accompanying Common Warrant	Per Pre-Funded Warrant and accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees (8%) (1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)

Includes a cash fee of [__]% of the gross proceeds of this offering. We have also agreed to pay the placement agent a reimbursement for non-accountable expenses equal to $[___], and a reimbursement for legal fees and expenses of the placement agent in the amount of $[____].

See “Plan of Distribution” for additional information about the compensation payable to the placement agent.

The delivery of the securities offered hereby is expected to be made on or about [_____], 2022, subject to satisfaction of certain customary closing conditions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dawson James Securities, Inc.

The date of this prospectus is [______], 2022

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau.

●	“Warrants” collectively refers to the common warrants and the Placement Agent Warrants.

●	“shares” and “common shares” are to shares of our common stock, par value $0.001 per share.

●	“US$” and “U.S. dollars” are to the legal currency of the United States.

●	“we,” “us,” “our,” “Nova LifeStyle” refer to Nova LifeStyle, Inc. a Nevada corporation, and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 8, 2022;

●	our definitive Proxy Statement, filed with the SEC on April 26, 2022;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 18, 2022;

●	our Current Reports on Form 8-K filed on June 14, 2022, June 27, 2022, and October 11, 2022; and

●	All documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number at this address is (323) 888-9999. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Material Risks Presented by the Holding Foreign Companies Accountable Act

On December 2, 2021, the SEC adopted final amendments to its rules implementing the Holding Foreign Companies Accountable Act (HFCAA). Such amendments require certain public reporting companies to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company the PCAOB reported that it was unable to inspect or investigate our former auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 10-K for year ended December 31, 2021 and which is located in Hong Kong. On April 21, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. That provisional identification became final on May 12, 2022. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. If the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of our shares on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, as previously disclosed in the Company’s Annual Report on Form 10-K for year ended December 31, 2021, becomes law, such a prohibition could take effect as early as 2023. On October 7, 2022, the Company terminated its engagement with Centurion ZD CPA & Co. and engaged WWC, P.C. (“WWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. WWC is located in the United States and has not been identified by the PCAOB as a firm that the PCAOB is unable to fully inspect and investigate.

Our Business

Nova LifeStyle, Inc. is a distributor of contemporary styled residential and commercial furniture incorporated into a dynamic marketing and sales platform offering retail as well as online selection and global purchase fulfillment. We monitor popular trends and products to create design elements that are then integrated into our product lines that can be used as both stand-alone or whole-room and home furnishing solutions. Through our global network of retailers, e-commerce platforms, stagers and hospitality providers, Nova LifeStyle also sells (through an exclusive third-party manufacturing partner) a managed variety of high-quality bedding foundation components.

Nova LifeStyle’s brand family currently includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our customers principally consist of distributors and retailers with specific geographic territories that deploy middle to high end private label home furnishings which have very little competitive overlap with our specific furnishing products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are properly aligned with our growth strategy. This allows us to continually focus on building both our overall distribution and manufacturing relationships through a deployment of popular, as well as trend-based, furnishing solutions worldwide.

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We are a U.S. holding company with no material assets in the U.S. other than the ownership interests of our wholly owned subsidiaries through which we market, design and sell residential and commercial furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova Furniture”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”) and Nova Living (HK) Group Limited domiciled in Hong Kong (“Nova HK”). The Company had two former subsidiaries Bright Swallow International Group Limited domiciled in Hong Kong (“Bright Swallow” or “BSI”) which was sold in January 2020 and Nova Furniture Macao Commercial Offshore Limited domiciled in Macao (“Nova Macao”) which completed the de-registration and liquidation process in January 2021.

Legal Proceedings

On December 28, 2018, a federal putative class action complaint was filed by George Barney against the Company and its former and current CEOs and CFOs (Thanh H. Lam, Ya Ming Wong, Jeffery Chuang and Yuen Ching Ho) in the United States District Court for the Central District of California, claiming the Company violated federal securities laws and pursuing remedies under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 (the “Barney Action”). Richard Deutner and ITENT EDV were subsequently appointed as lead plaintiffs and, on June 18, 2019, filed an Amended Complaint.

The plaintiffs seek to represent a class of entities that acquired the Company’s common stock from December 3, 2015 through December 20, 2018. They claim that during this period the Company: (1) overstated its purported strategic alliance with a customer in China to operate as lead designer and manufacturer for all furnishings in its planned $460 million senior care center in China; and (2) inflated sales in 2016 and 2017 by recognizing significant sales to two allegedly non-existent customers. Plaintiffs claim that the falsity of these representations was exposed in a blog posted on the Seeking Alpha website in which it was claimed that an investigation failed to confirm the existence of several entities identified as significant customers.

On March 8, 2022, the parties to the Barney Action filed a Stipulation of Settlement (“Settlement”) with the Court. Under the terms of the Settlement, and without admitting to any wrongdoing, fault, or liability, the Company agreed to a payment of $750,000 to completely resolve the Barney Action. The $750,000 will be funded by the remainder of any retention under applicable directors and officer liability insurance with the remainder paid by the directors and officer liability insurer. The settlement provides for the class members’ complete release of all claims against the Company and the named defendants with respect to any of the matters alleged in the litigation. The Settlement is subject to various conditions, including preliminary approval by the Court, notice to all class members, an opt-out period, and a final hearing and approval by the Court.

By Memorandum Opinion and Order dated August 29, 2022, the Court denied the Barney plaintiffs’ unopposed Motion to Certify a Settlement Class and to Approve the Settlement. The Court held that plaintiffs had not met their burden of establishing the prerequisites to class certification of adequacy of class counsel, numerosity, and the superiority of class certification in fairly and efficiently adjudicating the controversy. The Court similarly concluded that plaintiffs had failed to make a threshold showing that the settlement was fair and adequate. Finally, the Court rejected plaintiffs’ proposed plan for providing notice of the settlement to putative class members, finding that it was inadequate under the circumstances.

On March 8, 2019, in the United States District Court for the Central District of California, Jie Yuan (the “Jie Action”) filed a derivative lawsuit purportedly on behalf of the Company against its former and current CEOs and CFOs (Thanh H. Lam, Ya Ming Wong, Jeffery Chuang and Yuen Ching Ho), directors (Charlie Huy La, Bin Liu, Umesh Patel, and Min Su), and vice president (Steven Qing Liu) (collectively, the “Defendants”) seeking to recover any losses the Company sustains as a result of alleged securities violations outlined in the Seeking Alpha blog and in the Barney securities class action complaint. Specifically, the derivative lawsuit alleges that the Defendants caused the Company to make the alleged false and/or misleading statements giving rise to the putative securities class action. The Plaintiff also alleges that President and CEO Lam engaged in self-dealing by leasing her property to Diamond Bar, a Company subsidiary, and asserts, in conclusory fashion, that Ms. Lam, former CEO and director Ya Ming Wong, former CFO and director Yuen Ching Ho, and director Umesh Patel sold securities during the period of time when the alleged false and/or misleading statements were made “with knowledge of material nonpublic information . . . .”

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On May 15, 2019, Wilson Samuels (the “Samuels Action”) also filed a putative derivative complaint purportedly on behalf of the Company against the same current and former directors and officers named in the Jie Action other than Steven Qiang Liu. That action was filed in the United States District Court for the Central District of California. Samuels repeats the allegations of the Complaint in the Jie Action. Additionally, Samuels claims that, in announcing its change of auditing firms in September 2016, the Company asserted that this change was made because its existing auditor ceased auditing public companies subject to regulation in the United States without disclosing that its new auditing firm was created in a merger of three accounting firms, including a firm whose registration was revoked by the Public Company Accounting Oversight Board. Samuels also claims that the Company redeemed its stock in reliance upon the same purported fraudulent recognition of revenues claimed in the putative class action. He purports to state direct claims under Sections 10(b) and 20 of the Exchange Act and SEC Rule 10b-5.

On March 3, 2020, defendants filed in each of the derivative actions motions to stay those proceedings until the final disposition of the Barney action is resolved or alternatively to dismiss on the grounds that plaintiffs’ failure to make demand upon the Board was not excused and the Complaints otherwise fail to state a claim upon which relief can be granted. By Order entered April 7, 2020, the Court granted defendants’ Motion to Stay and stayed the Jie Action until the Barney Action is resolved. The Court subsequently entered a similar Order in the Samuels Action. It also took a motion the derivative plaintiffs filed to consolidate the proceedings and appoint lead counsel off calendar.

With the settlement of the Barney action, the derivative actions will be activated. The parties disagree as to when that will occur. Defendants have asserted that the Action must remained stayed until the final disposition of the Barney Action, meaning, the Court’s final approval of the Settlement. Plaintiff’s position is that the Court should lift the stay because the class action plaintiffs agreed to settle the case. The Court has yet to address this issue.

While these derivative actions are purportedly asserted on behalf of the Company, if they are reactivated, it is possible that the Company may directly incur attorneys’ fees and is advancing the costs of defense for its current directors and officers pursuant to contractual and legal indemnity obligations. The Company believes there is no basis to the derivative complaints and they will be vigorously defended if necessary.

Other than the above, the Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

Company Information

We were incorporated in the State of Nevada on September 9, 2009. Our principal executive offices are located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (323) 888-9999 and our website address is www.novalifestyle.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

Recent Developments

On October 6, 2022, we engaged WWC, P.C. (“WWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. WWC is located in the United States and has not been identified by the PCAOB as a firm that the PCAOB is unable to fully inspect and investigate.

On October 7, 2022, we dismissed our former independent accountant, Centurion ZD CPA & Co. (“CZD”), an independent audit firm headquartered in Hong Kong. Our decision was prompted by the identification of the Company pursuant to the Holding Foreign Companies Accountable Act (HFCA), which was enacted on December 18, 2020, as a company whose independent auditor is not able to be inspected or investigated completely by the Public Company Accounting Oversight Board (“PCAOB”). Pursuant to the HCFA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine thereafter to delist the securities of such registrant. On December 16, 2021, PCAOB issued its determination (the “Determination”) that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong; and CZD, which is headquartered in Hong Kong, was included in the PCAOB Determination. Following the Determination, on May 13, 2022, the Company was conclusively identified by the Securities and Exchange Commission as a company the securities of which are trading on a national securities exchange or in the over-the-counter trading market in the United States and that retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (1) is located in a foreign jurisdiction, and (2) the PCAOB it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction.

5

The Offering

Common stock we are offering	[___] shares of our common stock on a “best efforts” basis.

Pre-funded warrants we are offering	We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which a combined share of common stock and common warrant is being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the pre-funded warrants. In addition, the holder of the pre-funded warrant will be entitled to receive upon exercise of the pre-funded warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the pre-funded warrant immediately prior to such fundamental transaction. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Common warrants we are offering	We are issuing to purchasers of shares of our common stock and/or pre-funded warrants in this offering a common warrant to purchase one share of our common stock for each share and/or pre-funded warrant purchased in this offering for a combined purchase price of $[___]. We refer to these warrants as the “common warrants”. Because a common warrant to purchase share(s) of our common stock is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. Each common warrant will have an exercise price of $[___] per share, will be exercisable upon issuance and will expire five years from the date of issuance. See “Description of Common Warrants.” This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock outstanding immediately before this offering	[_____] shares

Common stock outstanding immediately after this offering	[____] shares, assuming no sale of any pre-funded warrants and assuming none of the common warrants or placement agent warrants issued in this offering are exercised.

Placement Agent Warrants	We have agreed to issue to Dawson or its designees warrants to purchase up to [__] shares of common stock (which represents 5% of the aggregate number of shares of common stock issued in this offering and issuable upon the exercise of the pre-funded warrants and common warrants issued in this offering) with an exercise price of $ [___] per share (representing 125% of the public offering price per share) and exercisable for five years from the date of the commencement of sales in this offering (the “Placement Agent Warrants”). See “Plan of Distribution.”

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $[___] million at an assumed public offering price of $[___] per share, which is closing price of our common stock as reported on NASDAQ on December [____], 2022, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the proceeds from this offering primarily for working capital. See “Use of Proceeds.”

6

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Lock-Up Agreements	We and our directors and officers have agreed with the placement agent not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or to file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company for a period of 60 days (for directors and officers) and 90 days (for us) from the date of this prospectus.

Transfer agent and registrar	The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Nasdaq listing symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “NVFY.” There is no established trading market for the common warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the common warrants or pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants and pre-funded warrants will be limited.

Reasonable best efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 20 of this prospectus.

The number of shares of common stock to be outstanding after this offering is based on 7,120,229 shares outstanding as of December 20, 2022, and does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:

●	1,225,959 shares of common stock underlying outstanding warrants at a weighted average exercise price of $3.50 per share;

●	134,000 shares of common stock underlying outstanding options with a weighted average exercise price of $4.58 per share, which options vest over a [three to four-year] period;

●	2,536,562 shares available for future issuance under our 2021 Omnibus Equity Plan; and

●	the shares of common stock issuable upon exercise of the pre-funded warrants, common warrants and the placement agent warrants issued in this offering.

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants.

7

RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations or financial results. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to our Business

Our shares may be delisted under the HFCA Act as the PCAOB is unable to inspect our auditor with presence in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such amendments require certain SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. Our financial statements contained in the annual report on Form 10-K for the year ended December 31, 2021 have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm that is headquartered in Hong Kong. Centurion ZD CPA & Co., is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. However, because our auditor is based in Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval, our auditor and its audit work are not currently able to be inspected independently and fully by the PCAOB. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company the PCAOB reported that it was unable to inspect or investigate our auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 10-K for year ended December 31, 2021 and which is located in Hong Kong. On April 21, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA That provisional identification became final on May 12, 2022.

The Company understands that if the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of the shares of common stock of the company on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result an Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares of common stock in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, as previously disclosed in our Annual Report on Form 10-K for year ended December 31, 2021, becomes law, such a prohibition could take effect as early as 2023. The Company and the Audit Committee will continue to monitor developments of these legislations and evaluate all options.

On October 6, 2022, we engaged WWC, P.C. (“WWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. WWC is located in the United States and has not been identified by the PCAOB as a firm that the PCAOB is unable to fully inspect and investigate.

8

Risks Related to this Offering

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering [for working capital]. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share of common stock and the public offering price of each pre-funded warrant and related warrant will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming the sale of [____] shares of our common stock and warrants to purchase up to [____] shares of common stock at an assumed public offering price of $[___] per share, the closing sale price per share of our common stock on The Nasdaq Capital Market on December [__], 2022, assuming no sale of any pre-funded warrants in this offering, no exercise of the warrants being offered in this offering and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution in pro forma as adjusted net tangible book value of approximately $[___] per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, you will incur further dilution.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We intend to seek to raise additional funds for our operations, to finance acquisitions or to develop strategic relationships by issuing equity or convertible debt securities in addition to the securities issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common stock. Our articles of incorporation authorize us to issue up to 15,000,000 shares of common stock. Future issuances of common stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share.

9

There is no public market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

Holders of our common warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of our common warrants and pre-funded warrants acquire shares of our common stock upon exercise of such common warrants or pre-funded warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of such common warrants or pre-funded warrants. Upon exercise of the common warrants or pre-funded warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the common warrants and pre-funded warrants, public holders will only be able to exercise such common warrants and pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the common warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their common warrants or pre-funded warrants for cash. We will use our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The common warrants are speculative in nature.

The common warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $[___] per share of common stock. Moreover, following this offering, the market value of the common warrants will be uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations.

10

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words and expressions, although some forward-looking statements are expressed differently. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. The forward-looking statements in this prospectus and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake No obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $[___] million, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any pre-funded warrants. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

Each $1.00 increase (decrease) in the assumed public offering price of $[___] per share (the last reported price for our common stock as reported on The Nasdaq Capital Market on December [__], 2022) would change our net proceeds by $[__] million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, by approximately $[___] million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds for working capital.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

11

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022. Such information is set forth on the following basis:

●	on an actual basis as adjusted to reflect 55,695 shares for certain Company directors, officers and consultants (as more fully described in Note 10 to the Company’s unaudited condensed consolidated financial statements set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022) that were authorized and fully vested, but unissued, through and as of September 30, 2022; and

●	on a pro forma basis to reflect our receipt of the net proceeds of our sale and issuance in this offering of [__] shares of common stock together with common warrants to purchase [_____] shares of common stock at an assumed combined public offering price of $[__] per share and common warrant to purchase one share of common stock, after deducting placement agent fees and estimated offering expenses payable by us.

You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus.

	As of
Capitalization	September 30, 2022 (unaudited)(1)	Pro Forma
Cash and Cash Equivalents	3,170,102

Common Stock Issued	6,951,049
Par Value Amount	6,951
Additional Paid-In Capital	43,147,149
Statutory Reserves	-
Accumulated Deficits	(27,907,428)
Accumulated Other Comprehensive Loss	(806,054)

Total:	14,440,618

(1) Includes 55,695 incentive shares for certain Company directors, officers, and consultants (as more fully described in Note 10 to the Company’s unaudited condensed consolidated financial statements set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022) that were authorized and fully vested, but unissued, through and as of September 30, 2022.

Dilution

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock and warrants sold in this offering and the as-adjusted net tangible book value per shares of common stock after this offering.

As of September 30, 2022, our net tangible book value was $14.22 million, or $2.06 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of common stock after the offering. After giving effect to the sale of [___] shares of common stock and accompanying common warrants in this offering at an assumed offering price of $[___] per share, which was the closing price of our common stock as reported on NASDAQ on December [__], 2022, and after deducting placement agent fees and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to June 30, 2022, our net tangible book value would have been $[__] per share. This represents an immediate increase in pro forma net tangible book value of $[___] per share to our existing stockholders and immediate dilution of $[___] per share to new investors purchasing securities at the proposed public offering price. The dilution figures assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any common warrants issued in this offering. The following table illustrates the dilution in pro forma net tangible book value per share to new investors as of June 30, 2022:

Assumed public offering price per share and accompanying common warrant	$
Net tangible book value per share at September 30, 2022		$2.06
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$
Adjusted net tangible book value per share after this offering	$
Dilution in net tangible book value per share to new investors	$

Each $1.00 increase (decrease) in the assumed public offering price of $[__] per share, would increase (decrease) our as adjusted net tangible book deficit per share to existing investors by $[__], and would increase (decrease) dilution per share to new investors in this offering by $[__], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of [__] shares offered by us would increase (decrease) our as adjusted net tangible book value per share and the dilution per share to new investors purchasing securities in this offering by $[__] assuming that the assumed public offering price remains the same, and after deducting placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the placement agent at pricing.

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The number of shares of common stock to be outstanding after this offering is based on 7,120,229 shares outstanding as of December 20, 2022, and does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:

●	1,225,959 shares of common stock underlying outstanding warrants at a weighted average exercise price of $3.50 per share;

●	134,000 shares of common stock underlying outstanding options with a weighted average exercise price of $4.58 per share, which options vest over a three to four-year period;

●	2,536,562 shares available for future issuance under our 2021 Omnibus Equity Plan; and

●	the shares of common stock issuable upon exercise of the pre-funded warrants, common warrants and the placement agent warrants issued in this offering.

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Even if our board of directors decides to pay dividends in the future, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of information concerning our common stock. This summary does not purport to be a complete statement of the relevant provisions of the common stock and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended (the “Articles of Incorporation”), our Amended and Restated Bylaws (“Bylaws”), and applicable provisions of the Nevada Revised Statutes (the “NRS”).

Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.001 per share. Currently, we have no other authorized class of stock.

As of December 20, 2022, there were 7,120,229 shares of our common stock outstanding, held by approximately 48 stockholders of record. In addition, there are 134,000 option shares that were granted and vested but not yet issued, 67,000 shares of unvested restricted stock of the Company’s common stock and the warrants to purchase 1,225,959 shares of common stock of the Company. Our common stock is currently traded on The Nasdaq Stock Market LLC under the symbol “NVFY”. The transfer agent and registrar for our common stock is Issuer Direct Corporation.

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

As a Nevada corporation, we are also subject to certain provisions of the Nevada Revised Statutes (the “NRS”) that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

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Description of PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Form. The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The exercise price per share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of pre-funded warrants, such holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the pre-funded warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

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Description of COMMON WARRANTS

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Form. The common warrants will be issued as individual warrant agreements to the investors. You should review the form of common warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the common warrants.

Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. Purchasers of common warrants in this offering may also elect prior to the issuance of the common warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The exercise price per share of our common stock purchasable upon the exercise of the common warrants is $[___] per share of common stock. The common warrants will be immediately exercisable and may be exercised for a period of five years after issuance. The exercise price of the common warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of common warrants, such holder exercises its common warrants and a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the common warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the common warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the common warrants to the holders.

Transferability. Subject to applicable laws, the common warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a common warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the common warrant.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our common stock and warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock and warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock and warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our common stock and warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

●	insurance companies;
●	tax-exempt organizations;
●	financial institutions;
●	brokers or dealers in securities;
●	regulated investment companies;
●	real estate investment trusts;
●	pension plans, individual retirement accounts and other tax deferred accounts;
●	persons that mark their securities to market;
●	controlled foreign corporations;
●	passive foreign investment companies;
●	“dual resident” corporations;
●	persons that receive our common stock or warrants as compensation for the performance of services;
●	owners that hold our common stock or warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
●	persons that have a functional currency other than the U.S. dollar; and
●	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities for U.S. federal income tax purposes, or persons who hold our common stock or warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock or warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of common stock or warrants that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

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The term “non-U.S. holder” means any beneficial owner of shares of common stock or warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock or warrants.

Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Common Warrant

The purchase price for each share of common stock (or, in lieu of common stock, each pre-funded warrant) and accompanying common warrant will be allocated between each share of common stock (or, in lieu of common stock, each pre-funded warrant) and accompanying common warrant in proportion to their relative fair market values at the time these securities are purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of common stock (or, in lieu of common stock, pre-funded warrant) and warrant. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of common stock (or, in lieu of common stock, each pre-funded warrant) and the accompanying warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the investment unit between our shares of common stock (or, in lieu of common stock, pre-funded warrants) and warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below.

Accordingly, no gain or loss is expected to be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant would generally carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant would generally carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a warrant. A U.S. holder’s tax basis in the common stock received upon the exercise of a warrant will equal the sum of (i) the initial tax basis of the warrant exercised (as determined pursuant to the rules discussed above under “—Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Common Warrant”) and (ii) the exercise price of the warrant. The U.S. holder’s holding period for the common stock received upon exercise of a warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the warrant.

If a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise. The tax consequences of a cashless exercise of a warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants”. Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

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Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our warrants (whether pre-funded warrants or common warrants), or an adjustment to the exercise price of such warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our common stock). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Distributions on our Common Stock”.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

Upon the sale, exchange, or other taxable disposition of our common stock or warrants (whether pre-funded warrants or common warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the common stock or warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our common stock or warrants, and to the proceeds of the sale, exchange or other disposition of our common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Common Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “—Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We do not anticipate paying any cash dividends in the foreseeable future. See “—Dividend Policy”. If we do make distributions to holders of our common stock or if we are treated as making a constructive distribution to holders of our common warrants or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non U.S. holder within the United States (as discussed below). A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

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Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants. Under those regulations, an implicit or explicit payment made to the holder of pre-funded warrants that references a distribution on our common stock would generally be taxable to a non-U.S. holder in the manner described under “—Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the pre-funded warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock or warrants (whether pre-funded warrants or warrants) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock” also may apply to such gain;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds No more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be No assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our common stock (and constructive distributions on our warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “—Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

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Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock and warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

Sections 1471-1474 of the Code (colloquially known as the Foreign Account Tax Compliance Act, or “FATCA”) and the rules and regulations promulgated thereunder generally impose withholding tax at a rate of 30% on U.S. source dividends (including constructive dividends) and other items of U.S. source fixed or determinable annual or periodic income as defined under Section 1473 of the Code and regulations promulgated thereunder if paid to a foreign financial institution (“FFI”) (as specially defined under the FATCA rules), unless the FFI enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of the FFI (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. The U.S. government has entered into inter-governmental agreements (“IGA’s”) with a number of jurisdictions. Where an IGA is applicable, its terms may substantially modify the application of the FATCA reporting rules; however, all such agreements will ultimately grant the U.S. government substantial information concerning the U.S. account holders of the FFI. In addition, FATCA also imposes a U.S. federal withholding tax of 30% on U.S. source dividends (including constructive dividends) on our common stock if paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock. FATCA withholding also applies to gross proceeds from the sale or other disposition of our common stock or warrants; however, proposed regulations would eliminate withholding on such proceeds. IRS stated in the preamble to these proposed regulations that taxpayers may rely on the proposed regulations until final regulations are issued. You should consult your tax advisors regarding the possible implications of FATCA on your investment in our common stock and warrants.

The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We engaged Dawson James Securities, Inc., or “Dawson James” (the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is No minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have No authority to bind us. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more sub-placement agents or selected dealers to assist with the offering.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 8% of the aggregate gross proceeds of this offering. We will also reimburse the placement agent’s non-accountable expenses equal to $[___] and legal fees and expenses in an amount up to $125,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share and accompanying Common Warrant	Per Pre-Funded Warrant and accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees (8%)	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $[____]. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $[___] million.

Placement Agent Warrants

In addition, we have agreed to issue to Dawson or its designees warrants to purchase up to [__] shares of common stock (which represents 5% of the aggregate number of shares of common stock issued in this offering and issuable upon the exercise of the pre-funded warrants and common warrants issued in this offering) with an exercise price of $ [___] per share (representing 125% of the public offering price per share) and exercisable for five years from the date of the commencement of sales in this offering. The placement agent warrants hold piggy-back registration rights.

Right of First Refusal

In addition, with certain exceptions, for a period of twelve months following the closing of this offering, we have granted the placement agent the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any financing or refinancing of indebtedness; and if we decide to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, we have granted the placement agent the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

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Tail

We have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve-month period following expiration or termination of our engagement of the placement agent.

Determination of Offering Price

The public offering price per share (or pre-funded warrant) and accompanying common warrant we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Lock-up Agreements

Our officers and directors have agreed to be subject to a lock-up period of 60 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock under certain transactions and stock options or stock awards to directors, officers and employees under our existing plans. Dawson may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed that until the one-year anniversary from the closing of this offering we will not enter into a variable rate transaction, subject to certain exceptions.

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Other Relationships

The placement agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

The Nasdaq Capital Market Listing

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “NVFY.”

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC. Carmel, Milazzo & Feil LLP, New York, New York, is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Nova LifeStyle, Inc. and its subsidiaries as of December 31, 2021 and 2020, incorporated by reference in this prospectus have been audited by Centurion ZD CPA & Co., our former independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

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Up to [____] Shares of Common Stock

and

Accompanying Common Warrants to Purchase up to [____] Shares of Common Stock

Pre-Funded Warrants to Purchase Up to [____] Shares of Common Stock

Shares of Common Stock underlying the Prefunded Warrants and Common Warrants

Dawson James Securities, Inc.

PROSPECTUS

The date of this prospectus is , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Nova LifeStyle, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than placement agent fees. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be Paid
SEC Registration fee	$
Financial Industry Regulatory Authority, Inc. filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Transfer Agent’s fees
Miscellaneous fees and expenses
Total	$

Item 14.	Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful. The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

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Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

On November 11, 2022, the Company issued 6,000 restricted stock units to Su Min, one of the Company’s directors. The restricted stock units will be settled in common stock according to the following vesting schedule: 25% on November 11, 2022, 25% on March 31, 2023, 25% on June 30, 2023, and 25% on September 30, 2023.

On July 23, 2021, the Company conducted a registered direct offering of 1,114,508 shares of common stock. The shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020 and subsequently declared effective on October 15, 2020. Additionally, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 1,114,508 shares of common stock in a concurrent private placement. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock was $2.80. The warrants have an exercise price of $3.50 per share, will be exercisable beginning six-months from the date of issuance, and will expire five and a half years from the date of issuance. The offering gross proceeds were $3,120,622 before deducting placement agent’s commissions and other offering costs, and the net proceeds of the offering were approximately $2,760,000. The offering closed on July 27, 2021.

In July 2021 the Company issued unregistered warrants to purchase 111,451 shares of common stock at an exercise price of $3.50 per share to the placement agent and its designees. The warrants are exercisable on the six-month anniversary of the issuance date. The warrants are exercisable for four and a half years from the initial exercise date. The placement agent warrants hold piggy-back registration rights and have a termination date of July 23, 2026.

All of the unregistered securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Stevens Resources, Inc. and Nova LifeStyle, Inc., dated June 14, 2011 (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
2.2	Share Exchange Agreement and Plan of Reorganization by and between Nova Furniture Limited and Nova LifeStyle, Inc., dated June 30, 2011 (Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
2.3	Return to Treasury Agreement by and between Nova LifeStyle, Inc. and Alex Li, dated June 30, 2011 (Incorporated herein by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
3.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

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3.4	Articles of Merger between Stevens Resources, Inc. and Nova LifeStyle, Inc. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 14, 2011, and effective as of June 27, 2011 (Incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.5	Articles of Exchange of Nova Furniture Limited and Nova LifeStyle, Inc. filed with the Secretary of State of the State of Nevada on June 30, 2011 (Incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.6	First Amendment to the Amended and Restated Bylaws of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36259) filed on February 28, 2018)
3.7	Certificate of Change to Authorized Shares of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36259) filed on December 20, 2019)
4.1	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
4.2	Form of Investor Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 26, 2021)
4.3	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 26, 2021)
4.4	Description of Securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (Incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K (File No. 001-36259) filed on April 8, 2022)
4.5*	Form of Pre-Funded Warrant
4.6*	Form of Common Warrant
4.7*	Form of Placement Agent Warrant
5.1†	Opinion of ArentFox Schiff LLP
10.1	Shareholder Agreement by and between Nova Furniture Limited and St. Joyal, dated January 1, 2011 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
10.2#	Form of Director Agreement (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 3, 2013)
10.3#	Nova LifeStyle, Inc. 2014 Omnibus Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (File No. 333-163019) filed on July 10, 2014)
10.4#	Nova LifeStyle, Inc. Form of Restricted Stock Award Agreement (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A (File No. 333-163019) filed on July 10, 2014)
10.5#	Employment Agreement by and between Nova Lifestyle Inc. and Thanh H. Lam dated May 8, 2018 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 2018)
10.6	Sales Representative Agreement between Diamond Bar Outdoors, Inc. and Tawny Lam Consulting, Inc. dated January 4, 2018 (Incorporated herein by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed April 1, 2019)
10.7	Employment Agreement by and between Nova Lifestyle Inc. and Jeffery Chuang dated August 12, 2019 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 16, 2019)

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10.8	Sales Representative Agreement by and between Diamond Bar Outdoors, Inc. and Tawny Lam Consulting, Inc. dated January 4, 2020 (Incorporated herein by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on May 12, 2020)
10.9	Sale and Purchase Agreement by and between Nova LifeStyle, Inc. and Y-Tone (Worldwide) Limited dated January 7, 2020 (Incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on May 12, 2020)
10.10#	Employment Agreement by and between Nova Lifestyle Inc. and Jeffery Chuang dated August 10, 2020 (Incorporated herein by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on March 29, 2021)
10.11	Nova LifeStyle, Inc. 2021 Omnibus Equity Plan (Incorporated herein by reference to Annex A to the Company’s Definitive Proxy on Schedule 14A filed on April 13, 2021)
10.12	Form of Securities Purchase Agreement dated July 23, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2021)
10.13#	Employment Agreement by and between Nova Lifestyle Inc. and Jeffery Chuang dated August 11, 2021 (Incorporated herein by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K (File No. 001-36259) filed on April 8, 2022)
10.14#	Amendment to Employment Agreement by and between Nova Lifestyle Inc. and Thanh H. Lam dated December 30, 2021 (Incorporated herein by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K (File No. 001-36259) filed on April 8, 2022)
10.15#	Amendment to Employment Agreement by and between Nova Lifestyle Inc. and Jeffery Chuang dated December 30, 2021 (Incorporated herein by reference to Exhibit 10.115 to the Company’s Annual Report on Form 10-K (File No. 001-36259) filed on April 8, 2022)
10.16*	Placement Agent Agreement by and between the Company and Dawson James Securities, Inc.
10.17*	Form of Securities Purchase Agreement
14.1	Code of Business Conduct and Ethics of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 10, 2013)
21.1	Subsidiaries of the Registrant (Incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-36259) filed on April 8, 2022)
23.1†	Consent of Centurion ZD CPA & Co.
23.2†	Consent of ArentFox Schiff LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
107	Calculation of Filing Fee Tables

# Indicates management contract or compensatory plan, contract or arrangement.

† Filed herewith.

* To be filed by amendment

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent No more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8 of Form 10-K at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California on the 21st day of December 2022.

NOVA LIFESTYLE, INC.

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thanh H. Lam and Jeffery Chuang, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Thanh H. Lam	December 21, 2022	Chief Executive Officer, President,
Thanh H. Lam		Director and Chairperson (Principal Executive Officer)

/s/ Jeffery Chuang*	December 21, 2022	Chief Financial Officer
Jeffery Chuang		(Principal Financial and Accounting Officer)

/s/ Min Su*	December 21, 2022	Director
Min Su

/s/ Umesh Patel*	December 21, 2022	Director
Umesh Patel

/s/ Ming-Cherng Sky Tsai*	December 21, 2022	Director
Ming-Cherng Sky Tsai

/s/ Huy P. La*	December 21, 2022	Director
Huy P. La

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